INTERCREDITOR AGREEMENT


               INTERCREDITOR AGREEMENT, dated as of __________ __, 2000, among (a) FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT") under the Credit Agreement dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "SENIOR CREDIT AGREEMENT"), among Sunbeam Corporation (the "COMPANY"), the subsidiary borrower referred to therein, the lenders party thereto (the "SENIOR LENDERS"), Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and the Administrative Agent; (b) The Bank of New York, not in its individual capacity, but only as trustee (in such capacity, together with its successors and assigns in such capacity, the "TRUSTEE") under the Indenture, dated as of _________ __, 2000 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between the Company, as the issuer of the Senior Subordinated Notes referred to below, and the Trustee; and (c) the Company.

                           W I T N E S S E T H :

               WHEREAS, pursuant to the Senior Credit Agreement, (a) the Senior Lenders have made loans and other extensions of credit to the Company and the subsidiary borrower referred to therein and (b) the Company has executed certain pledge agreements and security agreements pursuant to which the Company granted to the Administrative Agent, for the benefit of the Senior Lenders, a first priority security interest in substantially all of the assets of the Company to secure its obligations under the Senior Credit Agreement, including without limitation, a Parent Pledge and Security Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "SENIOR PLEDGE AGREEMENT"), pursuant to which the Company granted to the Administrative Agent, for the benefit of the Senior Lenders, a first priority security interest in all of the Company's right, title and interest in and to, among other things, the Collateral referred to below;

               WHEREAS, at the request of the Company, the Administrative Agent and the Senior Lenders have executed an Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000 (the "WAIVER"), to and under the Senior Credit Agreement to, among other things, permit the Company to incur the senior subordinated indebtedness under the Indenture and to grant junior liens on the Collateral to secure the Company's obligations under the Indenture, provided that such liens would be "silent" and subject and subordinate, pursuant to an intercreditor agreement in form and substance satisfactory to the Senior Creditors referred to below, to the liens on the Collateral granted by the Company pursuant to the Senior Pledge Agreement;

               WHEREAS, simultaneously with the execution and delivery of this Agreement, (a) the Company has issued pursuant to the Indenture its 11% Senior Secured Subordinated Notes due 2011 (the "SENIOR SUBORDINATED NOTES") to the Holders referred to below and (b) the Company has executed a Junior Pledge and Security Agreement, dated as of _____________, 2000 (as amended, supplemented or otherwise modified from time to time, the "JUNIOR PLEDGE AGREEMENT"), pursuant to which the Company has granted to the Trustee, for the benefit of the Holders, a second priority security interest in all of the Company's right, title and interest in and to the Collateral to secure the obligations of the Company under the Indenture; and

               WHEREAS, in accordance with the terms of the Waiver, and as a condition to the waiver contained therein, the Administrative Agent and the Trustee are executing and delivering this Agreement to set forth (a) their relative rights in respect of the Collateral in which security interests have been granted pursuant to the Senior Pledge Agreement and the Junior Pledge Agreement and (b) the terms of the subordination in favor of the Administrative Agent and the Senior Lenders of the junior security interest in the Collateral granted by the Company pursuant to the Junior Pledge Agreement;

               NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

               1. Definitions. (a) The following terms shall have the following meanings:

               "ADMINISTRATIVE AGENT" has the meaning set forth in the preamble to this Agreement, and shall include each successor First Lien Representative (as defined in the Indenture).

               "AGREEMENT" means this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss. 101 et seq.

               "COLLATERAL" means (a) all of the shares of capital stock (together with any certificates evidencing such shares) of each of Sunbeam Americas Holdings, Ltd. and Laser Acquisition Corp., each a direct wholly-owned subsidiary of the Company, (b) any other shares of capital stock (together with any certificates evidencing such shares) required to be pledged to the Trustee pursuant to the Junior Pledge Agreement), (c) all of the Company's rights and privileges with respect to any such shares of capital stock and (d) all proceeds consisting of cash or Equity Interests (as defined in the Indenture) of any such shares of capital stock, including without limitation, all dividends or other income or collections thereon, and all payments or distributions with respect thereto.

               "HOLDERS" means the "Holders" as defined in the Indenture, including their respective successors and assigns.

               "INDENTURE" has the meaning set forth in the preamble to this Agreement.

               "JUNIOR CREDITORS" means the collective reference to the Trustee and the Holders.

               "JUNIOR LIEN" means the junior security interest in and lien on the Collateral granted by the Company to the Trustee, for the benefit of the Trustee and the Holders, pursuant to the Junior Pledge Agreement to secure the Junior Obligations.

               "JUNIOR LOAN DOCUMENTS" means the collective reference to the Indenture, the Senior Subordinated Notes and the Junior Pledge Agreement.

               "JUNIOR OBLIGATIONS" means the "Secured Obligations" as defined in the Junior Pledge Agreement.

               "JUNIOR PLEDGE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

               "SENIOR CREDIT AGREEMENT" has the meaning set forth in the preamble to this Agreement; for the purposes hereof, "SENIOR CREDIT AGREEMENT" shall also be deemed to refer to any deferral, increase, renewal, extension, replacement, refinancing or refunding thereof (whether or not with the original Administrative Agent and Senior Lenders or another administrative agent or other lenders and whether pursuant to the original Senior Credit Agreement or any other credit agreement or other agreement or indenture).

               "SENIOR CREDITORS" means the collective reference to the Administrative Agent and the Senior Lenders.

               "SENIOR LENDERS" has the meaning set forth in the preamble to this Agreement, including their respective successors and assigns and other holders from time to time of Senior Obligations.

               "SENIOR LIEN" means the senior security interest in and lien on the Collateral granted by the Company to the Administrative Agent, for the benefit of the Senior Lenders, pursuant to the Senior Pledge Agreement to secure the Senior Obligations.

               "SENIOR LOAN DOCUMENTS" means the collective reference to the Senior Credit Agreement and the Senior Pledge Agreement.

               "SENIOR OBLIGATIONS" means the "Secured Obligations" as defined in the Senior Pledge Agreement.

               "SENIOR PLEDGE AGREEMENT" has the meaning set forth in the recitals to this Agreement; for purposes hereof, "SENIOR PLEDGE AGREEMENT" shall also be deemed to refer to any successor or substitute pledge agreement executed in connection with a Senior Credit Agreement.

               "SENIOR SUBORDINATED NOTES" has the meaning set forth in the recitals to this Agreement.

               "TRUSTEE" has the meaning set forth in the preamble to this Agreement.

               "WAIVER" has the meaning set forth in the recitals to this Agreement.

               (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any Senior Obligations shall mean the collective reference to (i) the indefeasible payment in full, in immediately available funds, of all such Senior Obligations, (ii) the termination of the commitments under the Senior Credit Agreement and (iii) the cash collateralization of any Senior Obligations in respect of letters of credit in accordance with the terms of the Senior Credit Agreement.

               (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               2. Acknowledgments; Agreements. (a) The Trustee, on its own behalf and on behalf of the Holders, (i) acknowledges that the Senior Lien is senior to and prior in all respects to the Junior Lien, (ii) acknowledges and agrees that the Junior Lien on the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien on the Collateral and that the Junior Creditors shall not have any claim to or in respect of the Collateral, or any proceeds of or realization on the Collateral, on a parity with or prior to the claim of the Senior Creditors,
(iii) acknowledges and agrees that until the Senior Obligations have been paid in full, the exercise of rights and remedies in respect of the Junior Lien by the Junior Creditors under the Junior Pledge Agreement and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement, (iv) acknowledges and affirms the subordination of the Junior Obligations to the Senior Obligations to the extent and in the manner set forth in Article 10 of the Indenture, (v) acknowledges and affirms that the Senior Obligations constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture, and that the Senior Credit Agreement constitutes the "Senior Credit Agreement" under and as defined in the Indenture and (vi) acknowledges that the Senior Lenders would not have permitted pursuant to the Waiver the incurrence of the Junior Obligations and the grant of the Junior Lien in the absence of the execution and delivery of this Agreement by the parties hereto.

               (b) The Administrative Agent agrees that, to the extent that the Collateral includes items (such as stock certificates and instruments) which are held in the possession of the Administrative Agent pursuant to the Senior Pledge Agreement, the Administrative Agent will also hold (and hereby confirms that it does hold) such items in its possession as agent of the Trustee for purposes of perfecting the Junior Lien on such items, and the Trustee, on its own behalf and on behalf of the Holders, hereby authorizes and appoints the Administrative Agent to hold on the Trustee's behalf and as its agent all Collateral for purposes of possession and control under the Uniform Commercial Code or other applicable law. The Administrative Agent hereby accepts such authorization and appointment and the Trustee, on its own behalf and on behalf of the Holders, (i) releases the Administrative Agent from any liability whatsoever (other than liability resulting from the Administrative Agent's willful misconduct or gross negligence) in connection with such authorization and appointment and
(ii) acknowledges that the Administrative Agent shall have no duty to the Trustee or the Holders as to any Collateral, regardless of whether such Collateral is in its possession or control or in the possession or control of any agent or bailee of the Administrative Agent. This authorization and appointment are a power coupled with an interest and are irrevocable.

               3. Rights in Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Senior Loan Documents, the Junior Loan Documents or any other document, filing or agreement (other than this Agreement) related to the creation, attachment, perfection or existence of the Senior Lien or the Junior Lien; (ii) the time, place, order or method of attachment or perfection of the Senior Lien or the Junior Lien; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral or any failure of the Administrative Agent to file or record any financing statement or any continuations thereof under the Uniform Commercial Code or other law of any applicable jurisdiction with respect to the Senior Lien or the Junior Lien and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the Senior Lien shall have priority over and be senior and superior to the Junior Lien.

               (b) Without limiting the rights of the Senior Creditors under the Senior Loan Documents and as holders of "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture, so long as this Agreement has not been terminated pursuant to Section 9 below upon the payment in full of the Senior Obligations, and regardless of whether or not the Senior Obligations or the Junior Obligations have been accelerated or any bankruptcy proceeding or similar event or proceeding has been commenced by or against the Company:

                (i) The Junior Creditors (individually or collectively) shall not exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Junior Loan Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding with respect to any such rights or remedies.

               (ii) The Senior Lenders shall have the exclusive right to exercise rights and remedies in respect of the Collateral and the Senior Lien under the Senior Loan Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Creditors may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Creditors or any agent appointed by the Senior Creditors to sell or otherwise dispose of the Collateral, to incur expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

               (iii) No Junior Creditor shall (A) contest, protest or object to any exercise of rights or remedies by the Senior Creditors under any Senior Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, or any decision by the Senior Creditors to refrain from enforcing any such rights or exercising any such remedies and (B) contest the validity or enforceability of the Senior Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the Senior Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise).

               (iv) The Senior Creditors shall have the sole and exclusive right (without the consent of any Junior Creditor and without any duty, obligation or liability arising from any such action) at any time to (A) consent to any proposed sale or other disposition of any Collateral, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and (B) release the Senior Lien on any Collateral in connection with any such sale or other disposition, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and the Junior Creditors shall be deemed to have consented to such release, sale or other disposition and any Junior Lien on the portion of any Collateral released, sold or disposed of shall be automatically extinguished and discharged upon any such release, sale or other disposition so long as the Senior Creditors have consented to such release, sale or other disposition. Upon any such release, sale or other disposition of any Collateral, the Junior Lien on such Collateral shall be automatically released, and the Trustee shall, at the expense of the Company, execute or cause to be executed such release documents and instruments and take such further actions to evidence such release as the Administrative Agent or the Company shall reasonably request.

               (v) Any money, property, securities or other direct or indirect distributions of any nature whatsoever received by any Senior Creditor or Junior Creditor from the sale, disposition or other realization upon a foreclosure or other exercise of remedies of all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Administrative Agent in the form received, duly indorsed to such party, if required, and applied by the Administrative Agent in the following order:

                      First, to the payment in full of all Senior
               Obligations in accordance with Section 14 of the Senior Pledge Agreement;

                      Second, to the Trustee for application to the payment
               in full of all amounts due to the Trustee hereunder and pursuant to the Indenture (including without limitation, Section 7.07 of the Indenture) and then to the Junior Obligations in accordance with the terms of the Indenture until all such Junior Obligations have been paid in full; and

                      Third, to pay the Company or any designee thereof or
               as a court of competent jurisdiction may direct, any surplus then remaining.

               4. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Creditors. (a) All rights and interests of the Senior Creditors hereunder and all agreements and obligations of the Junior Creditors hereunder shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of the Senior Obligations, the Senior Lien, any Senior Loan Document or any other document or agreement in respect of the Senior Obligations or the Senior Lien, including without limitation, any exchange, release or nonperfection of the Senior Lien;

               (ii) any change in the time, manner or place of payment, or in any other term, of all or any of the Senior Obligations (including without limitation, any recission, in whole or in part, by the Senior Creditors of any demand for payment of any Senior Obligations), or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination or other modification, in whole or in part, including any increase in the amount thereof, whether by course of conduct or otherwise, of the Senior Obligations or of the terms of the Senior Credit Agreement, any other Senior Loan Document or any other document or agreement relating to the Senior Obligations or the Senior Lien; or

               (iii) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Senior Obligations or the Senior Lien, or of any Junior Creditor in respect of this Agreement.

               (b) The Trustee, on its own behalf and on behalf of each Holder, hereby waives (i) reliance by the Senior Creditors upon the subordination and other intercreditor arrangements set forth in the Indenture and this Agreement and (ii) any notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Creditors holding such Senior Obligations upon the Indenture and this Agreement. The Senior Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance on the Indenture and this Agreement, and all dealings between the Company and the Senior Creditors shall be deemed to have been consummated in reliance upon the Indenture and this Agreement.

               (c) Without limiting the restrictions on amendments contained in the Indenture, prior to the payment in full of the Senior Obligations, the Junior Creditors shall not, without the prior written consent of the Administrative Agent, acting at the direction of the Senior Lenders in accordance with the terms of the Senior Credit Agreement, permit the Junior Loan Documents to be amended, supplemented or otherwise modified in any manner that could adversely affect the rights of the Senior Creditors under the Indenture and this Agreement.

               (d) Except for any claim based solely upon willful misconduct or gross negligence, the Trustee, on behalf of each Holder, hereby waives any claim against any Senior Creditor with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake or oversight whatsoever on the part of such Senior Creditor or their respective directors, officers, employees or agents (i) with respect to any exercise of (or any decision to refrain from exercising) any rights or remedies in respect of the Senior Obligations under the Senior Loan Documents or applicable law or (ii) in connection with any transaction relating to any Collateral. Neither any Senior Creditor nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company, the Trustee or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

               (e) Notwithstanding any claim for subrogation that any Junior Creditor may otherwise have under applicable law, no Junior Creditor shall be subrogated to the rights of the Senior Creditors to receive distributions of Collateral in respect of the Senior Lien until the Senior Obligations shall have been paid in full.

               (f) Except as set forth in paragraph 6, no Senior Creditor has made, and none of them hereby or otherwise makes to any Junior Creditor, any representations or warranties, express or implied, nor does any Senior Creditor assume any liability to any Junior Creditor with respect to, the financial or other condition of the Company, the Company's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the Senior Obligations, any Senior Loan Document, the Senior Lien, the Junior Obligations, any Junior Loan Document or the Junior Lien.

               5. Provisions Applicable After Bankruptcy. The intercreditor and subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any proceeding under the Bankruptcy Code, and in furtherance thereof:

               (a) the Senior Lien shall be reinstated to the extent any Senior Creditor is required to turn over or otherwise pay to the bankruptcy estate of the Company any amount of the Senior Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the Senior Obligations had never been paid; and

               (b) to the extent that the Junior Creditors have or acquire any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Creditors will only assert such rights as reasonably requested by the Administrative Agent and then only in a manner consistent with paragraph 3 hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement and the Indenture, of the Junior Lien to the Senior Lien, (ii) the benefit of the existence, acquisition or assertion of any such rights shall be subject to the subordination and other terms of this Agreement and Article 10 of the Indenture and (iii) in connection with any financing of the Company, the Junior Creditors shall be deemed to have consented to the grant of a lien on the Collateral in connection with any such financing which would be senior to, or pari passu with, the Senior Lien so long as the Senior Lenders have consented to the grant of such lien in connection with any such financing.

               6.  Representations.

               (a) The Trustee represents and warrants to the Administrative Agent that the execution, delivery and performance of this Agreement by the Trustee is within its powers in its capacity as Trustee for the Holders, and has been duly directed pursuant to the Indenture.

               (b) The Administrative Agent hereby represents and warrants to the Trustee that the execution, delivery and performance of this Agreement by the Administrative Agent is within its powers in its capacity as Administrative Agent for the Senior Lenders, and has been duly directed pursuant to the Senior Credit Agreement.

               7. Further Assurances. The Company and the Trustee, for its own behalf and on behalf of each Holder, at the Company's expense and at any time from time to time, upon the reasonable request of the Administrative Agent, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against the Company stating that the rights of the Trustee and the Holders are subject to the terms hereof and together with such assignments or endorsements as the Administrative Agent may reasonably deem necessary) and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

               8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, in respect of the Collateral and no other person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, liens and other rights that the Senior Creditors and the Junior Creditors have under the Senior Loan Documents and the Junior Documents, as the case may be, insofar as the rights of the Company or any other person or entity are involved.

               9. Termination of Agreement; Acknowledgments. Upon payment in full of the Senior Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Creditors in respect of the Collateral shall thereafter be governed by the Junior Loan Documents. The Administrative Agent agrees that, within 30 days after the Senior Obligations have been paid in full, it will, upon the request of the Trustee, deliver to the Trustee, any items of the Collateral held in the possession of the Administrative Agent, or in the absence of any such request, the Administrative Agent will deliver any such items of Collateral to the Company.

               10. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the commitments under the Senior Credit Agreement are terminated.

               11. Notices. All notices, requests and demands to or upon the parties to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

               If to the Administrative   First Union National Bank
               Agent:                     301 South College Street, DC-5
                                          Charlotte, North Carolina  28288-0737
                                          Attention:  Mr. Thomas Molitor
                                          Telecopy:  (704) 374-3300
                                          Telephone: (704) 383-0018


               If to the Trustee:         The Bank of New York
                                          101 Barclay Street
                                          21st Floor West
                                          New York, New York  10286
                                          Attention:  Corporate Trust
                                                 Trustee Administration
                                          (Attention:  Sunbeam Corporation,
                                          11% Senior Secured Subordinated Notes
                                          Due 2011)
                                          Telecopy:  (212) 815-5758
                                          Telephone:  (212) 815-5915/5917

The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

               12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Administrative Agent and the Trustee.

               13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               14. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto; provided that the rights of Senior Creditors hereunder shall be supplementary to, and not in any manner limit or impair, or be limited or impaired by, the rights of the Senior Creditors under the Indenture as the holders of "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture. The parties hereto agree that the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and any Junior Loan Document or Senior Loan Document.

               15. Amendments in Writing; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, acting at the direction of the Senior Lenders in accordance with the terms of the Senior Credit Agreement, and by the Trustee, acting at the direction of the Holders in accordance with the terms of the Indenture.

               (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of any Senior Creditor, any right, power or privilege hereunder or under any Senior Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               17. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of each Senior Creditor and Junior Creditor and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

               (b) In the event the Senior Obligations are paid in full as a result of a replacement, refinancing or refunding of the Senior Obligations, the lenders under any such new credit facility or facilities shall be entitled (without any action by any party hereto) to succeed to the first priority lien on the Collateral to the extent afforded to the Senior Creditors in respect of the Senior Lien as set forth herein, and the Junior Creditors shall continue to have no more rights or remedies in respect of the Collateral than those provided to the Junior Creditors in respect of the Junior Lien hereunder. In furtherance thereof, the Trustee, on its own behalf and on behalf of the Holders, agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who causes the Senior Obligations to be paid in full, whether such successor financing, refinancing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

               18. Expenses. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Trustee, on demand, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Trustee, in connection with the preparation and administration of this Agreement and
(ii) all out- of-pocket expenses incurred by the Administrative Agent, any Senior Lender or the Trustee, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Senior Lender or the Trustee, in connection with the enforcement or protection of its rights in connection with this Agreement.

               (b) The Company shall pay, indemnify, and hold each Senior Lender, the Administrative Agent and the Trustee (each such Person, an "INDEMNITEE") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Indemnitee with respect to any of the foregoing, provided that such indemnity shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               19. Authority of Trustee and Administrative Agent . (a) Pursuant to the Junior Loan Documents, each of the Holders has appointed the Trustee to act as agent on behalf of the Holders for all purposes in connection with this Agreement, and the Trustee hereby confirms and agrees that it has agreed to so act on behalf of the Holders as provided therein and herein. Notwithstanding any provisions of the Junior Loan Documents to the contrary, as between the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, the Senior Creditors shall not be required or entitled to inquire as to or verify the authority or power of the Trustee to act on behalf of the Holders, and the Senior Creditors shall, without inquiry and without notice to any of the Holders, rely upon any act taken or notice given or any document executed by the Trustee with respect to the matters covered hereby as the act, notice or document of the Holders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Holders and the Trustee inter se). The Trustee shall not owe any fiduciary duty to any Senior Creditor.

               (b) Pursuant to the Senior Loan Documents, each of the Senior Lenders has appointed the Administrative Agent to act as administrative agent on behalf of the Senior Lenders for all purposes in connection with this Agreement, and the Administrative Agent hereby confirms and agrees that it has agreed to so act on behalf of the Senior Lenders as provided therein and herein. Notwithstanding any provisions of the Senior Loan Documents to the contrary, as between the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, the Junior Creditors shall not be required or entitled to inquire as to or verify the authority or power of the Administrative Agent to act on behalf of the Senior Lenders, and the Junior Creditors shall, without inquiry and without notice to any of the Senior Lenders, rely upon any act taken or notice given or any document executed by the Administrative Agent with respect to the matters covered hereby as the act, notice or document of the Senior Lenders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Senior Lenders and the Administrative Agent inter se). The Administrative Agent shall not owe any fiduciary duty to any Junior Creditor.

               20. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       FIRST UNION NATIONAL BANK,
                                       as Administrative Agent


                                       By: ___________________________________
                                           Name:
                                           Title:


                                       THE BANK OF NEW YORK,
                                       as Trustee


                                       By: ___________________________________





Acknowledged and Agreed:

SUNBEAM CORPORATION


By: _________________________________
    Name:
    Title: